As filed with the Securities and Exchange Commission on April 3, 1997.

                                             Registration No. 333-________
---------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ______________________

                            FORM S-8
                     REGISTRATION STATEMENT
                Under the Securities Act of 1933
                     ______________________

            LONE STAR ENERGY PLANT OPERATIONS, INC.
     (Exact name of Registrant as specified in its charter)

            TEXAS                            75-2421863
    (State or other jurisdiction          (I.R.S. Employer
  of incorporation or organization)      Identification No.)

                        1817 WOOD STREET
                    DALLAS, TEXAS 75201-5598
            (Address of principal Executive Offices)

       EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN (ENVE$T)
                  EMPLOYEE STOCK OPTION PLAN
         REVISED AND AMENDED 1996 STOCK INCENTIVE PLAN
             NON-QUALIFIED STOCK OPTION AGREEMENT
                              and
                  RESTRICTED STOCK AGREEMENT
                   (Full title of the Plans)

                    W. T. SATTERWHITE, ESQ.
                   300 South St. Paul Street
                   Dallas, Texas   75201-5598
                         (214)651-8700
   (Name, address and telephone number of agent for service)

 ---------------------------------------------------------------------------
                CALCULATION OF REGISTRATION FEE
 ---------------------------------------------------------------------------
                                     Proposed   Proposed
 Title of                            Maximum    Maximum
 Securities        Amount            Offering   Aggregate     Amount of
 to be             to be             Price Per  Offering      Registration
 Registered        Registered        Share*     Price*        Fee
 ---------------------------------------------------------------------------
 Common Stock,
 $1.00 par value   6,313,432 shares  $8.875     $56,031,709   $16,980
 ---------------------------------------------------------------------------

    *Pursuant to Rule 457(f)(1), the registration fee was computed on the basis of the market value of the Common Stock of Enserch Exploration, Inc.
 (EEX) which underlies the securities registered under the Plans and which is to be converted in the merger of EEX with and into the Registrant, and is computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock quoted on the New York Stock Exchange Consolidated Transactions Tape on April 1, 1997.
    In addition, pursuant to Rule 416(c) under the Securities Act of
 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.
---------------------------------------------------------------------------

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Certain Documents by Reference.

    The following documents are incorporated by reference in the registration statement:

         (a) The Registrant's latest Annual Report and the Plan's latest Annual Report, filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, or the latest prospectus filed pursuant to Rule 424(b) under the Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed by the Registrant or Plan pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Reports or the prospectus referred to in (a) above.

         (c) The descriptions of the Registrant's Common Stock which are contained in the Registrant's registration statements filed under
     Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

 Item 4.  Description of Securities.

                          COMMON STOCK

    Subject to the rights of the holders of any Preferred Stock that may be outstanding from time to time and except as otherwise provided by law, holders of the Registrant's Common Stock will be entitled to receive such dividends as are declared by the Registrant's Board from any funds legally available therefor, to cast one vote for each share on all matters voted upon by shareholders, including election of directors (cumulative voting being prohibited), and to share ratably in assets available for distribution upon any liquidation. Holders of the Registrant's Common Stock will have no preemptive rights and will not be subject to any further call or assessment, and the Registrant's Common Stock is not subject to redemption.

    Generally, holders of the Registrant's Common Stock will be entitled to elect all members of the Registrant's Board and vote upon all matters put to a shareholder vote. However, any of the Registrant's Preferred Stock that may be issued in the future may have voting rights. Cumulative voting for the election of directors is prohibited by the Registrant's Articles.

    Registrant's Common Stock to be issued upon consummation of the Merger will be approved for listing on the New York Stock Exchange under the symbol "EEX" pending receipt of notice of issuance.

    The Transfer Agent and Registrar of the Registrant's Common Stock is Harris Trust Company of New York, New York.

                  STOCK OWNERSHIP RESTRICTIONS

    The Mineral Lands Leasing Act of 1920, as amended, provides that citizens of another country, the laws, customs or regulations of which deny similar or like privileges to citizens or corporations of the United States, shall not by stock ownership, stock holding or stock control, own any interest in any gas, oil or other lease acquired thereunder. The Registrant is not aware of any country to which this restriction would be applicable. Nevertheless, the Registrant's Bylaws will contain provisions that restrict transfer of the Registrant's capital stock to, and suspend voting, dividend and distribution rights of, any persons who would cause the Registrant to be disqualified under any applicable federal or state law from owning or leasing interests in lands or leases or otherwise conducting its business.

                 REGISTRANT'S RIGHTS AGREEMENT

    There will be attached to each share of the Registrant's Common Stock one right (a "Right") to purchase from the Registrant a unit consisting of two-hundredths of a share (a "Unit") of $200 Series A Junior Participating Preferred Stock, without par value (the "Preferred Stock"), at a purchase price of $45 per Unit, subject to adjustment in certain events (the "Purchase Price"). The following description of the Rights (i) is a summary and does not purport to be complete and (ii) gives effect to the consummation of the Distribution. Reference is also made to the more detailed provisions of, and such description is qualified in its entirety by reference to, the Registrant Rights Agreement.

    Initially, the Rights will be attached to all certificates representing outstanding shares of the Registrant's Common Stock, including the shares of the Registrant's Common Stock issued in the Distribution, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Registrant's Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 18% or more of the outstanding shares of the Registrant's Common Stock other than as a result of the Distribution (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days (or such later date as may be determined by the Registrant's Board before the Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. Until the Distribution Date, (a) the Rights will be evidenced by the certificates representing the Registrant's Common Stock and will be transferred with and only with such certificates, (b) certificates representing the Registrant's Common Stock will contain a notation incorporating the Registrant's Rights Agreement by reference and (c) the surrender for transfer of any certificate for the Registrant's Common Stock will also constitute the transfer of the Rights associated with the stock represented by such certificate.

    The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 10, 2006, unless earlier redeemed or exchanged by Registrant as described below.

    As soon as practicable after the Distribution Date, Rights
 Certificates will be mailed to holders of record of the Registrant's Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of the Registrant's Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of the Registrant's Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights.

    In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of the Registrant's Common Stock at a price and on terms that a majority of the directors of the Registrant who are not officers or employees of the Registrant and who are not representatives, nominees, affiliates or associates of the Acquiring Person determines to be fair to and otherwise in the best interests of the Registrant and its shareholders (a "Permitted Offal")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of the Registrant's Common Stock (or, in certain circumstances, cash, property or other securities of the Registrant) having a Current Market Price (as defined in the Registrant's Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Registrant's Rights Agreement. However, the Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by Registrant as set forth.

    In the event (a "Flip-Over Event") that, at any time on or after the Stock Acquisition Date, (i) the Registrant is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Registrant's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have become void as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times toe Purchase Price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

    The Purchase Price payable, and the number of Units of Preferred
 Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or certain convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units win be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Registrant's Rights Agreement, the Registrant reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

    At any time until ten days following the Stock Acquisition Date, the Registrant may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Registrant, in cash, shares of the Registrant's Common Stock or such other consideration as the Registrant's Board may determine. Immediately upon the effectiveness of the action of the Registrant's Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the S.01 redemption price.

    The Rights will have certain and-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Registrant without the approval of the Registrant's Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Registrant even if such acquisition may be favorable to the interests of the Registrant's shareholders.
 Because the Registrant's Board can redeem the Rights or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Registrant's Board. The Rights have been distributed prior to consummation of the Distribution to protect the Registrant's shareholders from coercive or abusive takeover tactics and to give the Registrant's Board more negotiating leverage in dealing with prospective acquirers.

                    ANTI-TAKEOVER PROVISIONS

    The Registrant's Bylaws contain provisions requiring that advance notice be delivered to the Registrant of any business to be brought by a shareholder before an annual meeting of shareholders and providing for certain procedures to be followed by shareholders in nominating persons for election to the Registrant's Board.

    The Registrant's Articles provide that the number of directors of the Registrant shall be fixed from time to time by the Registrant's Board by the affirmative vote of not less than a majority of the Continuing Directors (as defined below), but shall not be less than three, subject to such rights to elect additional directors under such circumstances as may be granted to holders of the Registrant's Preferred Stock. The Registrant's Articles further provide that directors shall be elected by the affirmative vote of holders of a majority of the outstanding shares entitled to vote in the election of directors. Subject to the rights to elect directors under special circumstances that may be granted to holders of the Registrant's Preferred Stock, directorships resulting from an increase in the number of directors and any vacancies on the Registrant's Board may be filled solely by the affirmative vote of the majority of the Continuing Directors even though less than a quorum.

    The Registrant's Articles provide that any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Subject to such rights to call special meetings of shareholders as may be granted to the holders of the Registrant's Preferred Stock, special meetings of the shareholders may be called by the Chairman of the Registrant's Board, by the President, by not less than a majority of Continuing Directors or by holders of not less than 50% of the outstanding shares entitled to vote at the meeting. The Registrant's Articles provide that the power to alter, amend or repeal the bylaws or adopt new bylaws shall be vested in, and shall require the approval of, the affirmative vote of not less than a majority of the Continuing Directors; provided, however, that any bylaw or amendment thereto adopted by the Registrant's Board may be altered, amended, suspended or repealed by a 66 2/3% vote of the shareholders entitled to vote in the election of directors. Under the Registrant's Articles (i) a "Continuing Director" is a director who is not an affiliate or associate of a Related Person (as defined below) and was a director of the Registrant prior to the time that the Related Person became such and any successor director who is recommended by a majority of the Continuing Directors and is not affiliated with a Related Person, and (ii) a "Related Person" is any person or group that is the beneficial owner of not less than 10% of the outstanding voting stock.

    The Registrant's Articles also contain a "fair price" provision that applies to certain business combination transactions involving any Related Person. The "fair price" provision requires the affirmative vote of the holders of (i) not less than 80% of the voting stock of the Registrant and (ii) not less than 50% of the voting stock of the Registrant not beneficially owned by the Related Person, to approve certain transactions between the Related Person and the Registrant or its subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of assets of the Registrant or its subsidiaries having a fair market value of at least $5 million, any transfer or issuance of securities of the Registrant or any of its subsidiaries, any adoption of a plan or proposal by the Registrant of voluntary liquidation or dissolution of the Registrant, certain reclassifications of securities or recapitalization of the Registrant or certain other transactions, in each case involving the Related Person. This voting requirement will not apply to certain transactions, including
 (a) any merger or consolidation within one year of the person being a Related Person where the cash or fair market value of property to be received by the holders of the Registrant's capital stock is not less than the highest price per share paid by the Related Person in acquiring any of its holdings, or (b) any transaction approved by the Registrant's continuing directors (as defined in the Registrant's Articles). This provision could have the effect of delaying or preventing a change in control of the Registrant in a transaction or series of transactions that did not satisfy the "fair price" criteria.

    Pursuant to Article Eleven of the Registrant's Articles, the provisions of the Registrant's Articles relating to the Board of Directors, the limitation of actions taken by written consent, the calling of special meetings, the amendment of the Registrant's Bylaws and the "fair price" provision may be amended only by the affirmative vote of the holders of at least 75% of the aggregate voting power of the outstanding capital stock of the Registrant entitled to vote for the election of directors. Amendments to Article Eleven of the Registrant's Articles and to the "fair price" provisions require, in addition, the affirmative vote of the holders of not less than 50% of the aggregate voting power of the outstanding capital stock of the Registrant, excluding the vote of any shares owned by a Related Person (such 50% voting requirement shall not be applicable if the amendment is approved by the affirmative vote of the holders of not less than 90% of such voting stock).

    The foregoing provisions of the Registrant's Articles and the Registrant's Bylaws, together with the Registrant's Rights Agreement, could have the effect of delaying, deferring or preventing a change in control of the Registrant or the removal of existing management, of deterring potential acquirers from making an offer to shareholders of the Registrant and of limiting any opportunity to realize premiums over prevailing market prices for the Registrant's Common Stock in connection therewith. This could be the case notwithstanding that a majority of the Registrant's shareholders might benefit from such a change in control or offer.

 Item 5.  Interests of Named Experts and Counsel

    Not applicable.

 Item 6.  Indemnification of Directors and Officers.

    The Registrant's Restated Articles of Incorporation provide that, to the fullest extent permitted by Texas law, directors of the Registrant will not be liable to the Registrant or its shareholders for monetary damages for any act or omission occurring in their capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for
 (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the Registrant or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) acts or omissions for which the liability of a director is expressly provided by an applicable statute.

    The Registrant's Articles and Bylaws grant mandatory indemnification to directors and officers of the Registrant to the fullest extent authorized under the Texas Business Corporation Act (the "TBCA"). Under the TBCA, a Texas corporation may in general indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. Further, a Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper, within statutory limits.

    The above discussion of the Registrant's Articles of Incorporation and Bylaws and of the TBCA is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation and Bylaws and the TBCA.

    The Registrant maintains director and officer liability insurance providing insurance protection for specified liabilities under specified terms.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

 Item 7.  Exemption from Registration Claimed.

    Not applicable.

 Item 8.  Exhibits.

 No.                         Description

 4.1*         Articles of Incorporation of Registrant.

 4.2*         Bylaws of the Registrant as currently in effect.

 5            Opinion of W. T. Satterwhite

 23.1         Consent of W. T. Satterwhite (contained in Exhibit 5).

 23.2         Consent of Deloitte & Touche.

 23.3         Consent of DeGolyer & MacNaughton.

 24 Power(s) of Attorney (included on the signature page of this Registration Statement).
 -----------------
 * Previous filed as an exhibit to the Registration Statement of the Registrant on Form S-4 (No. 333-13241) and incorporated herein and made a part hereof.

 Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
 Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes to deliver to cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 3rd day of April, 1997.

                                       ENSERCH Corporation



                                       By   /s/ D. R. Martin
                                       -------------------------
                                       D. R. Martin, President

                       POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints each of D. R. Martin, T. M Hamilton and M. G. Fortado as his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                       Title                 Date


 /s/ D. W. Biegler                Director            April 3, 1997
 -------------------------
 D. W. Biegler


 /s/ D. R. Long                   Director            April 3, 1997
 -------------------------
 D. R. Long


 /s/ M. E. Rescoe                 Director            April 3, 1997
 -------------------------
 M. E. Rescoe


 /s/ W. T. Satterwhite            Director            April 3, 1997
 -------------------------
 W. T. Satterwhite


 /s/ J. W. Pinkerton         Vice President and       April 3, 1997
 -------------------------   Controller, Principal
 J. W. Pinkerton             Accounting Officer





    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 3rd day of April, 1997.

                             EMPLOYEE STOCK PURCHASE
                             AND SAVINGS PLAN (ENVE$T)



                             By   /s/ M. A. McAdams
                                  ------------------------------
                                  M. A. McAdams, Member